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                                                                     Exhibit 5.1


                    [LETTERHEAD OF WILLKIE FARR & GALLAGHER]


                                                      September 12, 1994

Benson Eyecare Corporation
Suite B-302
555 Theodore Fremd Avenue
Rye, New York  10580

               Re:  Benson Eyecare Corporation
                    Registration Statement on Form S-4
                    ----------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Benson Eyecare Corporation, a Delaware Corporation ("Benson"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") being filed by Benson on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 8,000,000 shares of common stock, $0.01 par value per share of Benson ("Common Stock"), and certain rights to receive future consideration (the "Rights"). The Common Stock and the Rights are being registered in connection with the merger of Benson Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Benson ("Sub"), into Optical Radiation Corporation, a California corporation ("ORC"). The Common Stock and the Rights are described in the Joint Proxy Statement/Prospectus (the "Prospectus") included in the Registration Statement to which this opinion is an exhibit.

     In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. We have, with your consent, relied as to factual matters on certificates or other documents furnished by Benson or its officers and by government authorities. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     We are not members of the Bar of any jurisdiction other than the State of New York and, with your consent, we express no opinion other than on the laws of the State of New York and the General Corporation Law of the State of Delaware.

     Based on the foregoing, we are of the following opinions:


     1. The shares of Common Stock to which the Registration Statement relates, when issued as described in the
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     Prospectus, will be duly authorized, validly issued, fully paid and nonassessable.

     2. The Rights have been duly authorized and validly issued and will constitute valid and binding obligations.

     We are aware that we are referred to under the heading "Legal Matters" in the Prospectus and we hereby consent to the use of our name in the Prospectus and the filing of this opinion as an exhibit to the related Registration Statement.


                                    Very truly yours

                                    /s/ Willkie Farr & Gallagher